Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755

www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports First Quarter Earnings Per Share of $.17

FIRST QUARTER HIGHLIGHTS

•                  Diluted earnings per common share of 17 cents

•                  Net income of $26.6 million

•                  Net interest margin of 3.66 percent

•                  Average loans and leases increased by $1.1 billion, or 8.8 percent

•                  Average deposits increased by $1 billion, or 10.5 percent

•                  Allowance for loan and lease losses of 1.31 percent

•                  Capital ratios exceed stated well capitalized requirements

Earnings Summary				Table 1

($ in thousands, except per-share data)				Percent Change
	1Q 2009	4Q 2008	1Q 2008	1Q09 vs 4Q08	1Q09 vs 1Q08
Net income	$26,647	$27,704	$47,426	(3.8)%	(43.8)%
Net income available to common stockholders	21,462	25,164	47,426	(14.7)	(54.7)
Diluted earnings per common share	.17	.20	.38	(15.0)	(55.3)

Financial Ratios (1)
Return on average assets	.62%	.68%	1.18%
Return on average common equity	7.58	9.00	17.08
Net interest margin	3.66	3.84	3.84
Net charge-offs as a percentage of average loans and leases	1.04	1.02	.44

(1) Annualized

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WAYZATA, MN, April 23, 2009 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported first quarter 2009 diluted earnings per common share of 17 cents, compared with 38 cents in the first quarter of 2008 and 20 cents for the fourth quarter of 2008. Net income for the first quarter of 2009 was $26.6 million, compared with $47.4 million in the first quarter of 2008 and $27.7 million in the fourth quarter of 2008. TCF recorded $43.7 million in provision for credit losses for the first quarter of 2009, as compared with $30 million in the first quarter of 2008 and $47.1 million in the fourth quarter of 2008.

Chairman’s Statement

“During the first quarter of 2009, TCF’s product and marketing strategies drove tremendous growth in deposits.  These strategies resulted in over a $1.4 billion increase from year end which shows the power behind TCF’s retail franchise,” said William A. Cooper, TCF Chairman and CEO.  “In addition, we continue to experience and expect good growth in demand for loans and leases.”

“On April 22, TCF repurchased all of the $361.2 million in preferred stock from the U.S. Treasury,” said William A. Cooper. “TCF entered into the transaction to be a good corporate citizen and help support the government’s program, not out of any need for additional capital.  TCF has complied with all aspects of the program.  In addition to the $361.2 million, TCF paid a total of $7.9 million of preferred stock dividends.  As the rules of the program changed since our participation began on November 14, 2008, it quickly became apparent that continued participation was creating a competitive disadvantage for TCF.  TCF is still solidly capitalized and remains a safe and sound franchise.  TCF will continue to expand lending and other key areas of our businesses without government assistance.  TCF’s earnings per share will improve by over 14 cents per share on an annualized basis as a result of eliminating its preferred stock dividend obligation.”

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Total Revenue					Table 2

				Percent Change
($ in thousands)	1Q 2009	4Q 2008	1Q 2008	1Q09 vs 4Q08	1Q09 vs 1Q08
Net interest income	$145,413	$147,117	$142,829	(1.2)%	1.8%
Fees and other revenue:
Fees and service charges	57,064	67,448	63,547	(15.4)	(10.2)
Card revenue	24,960	25,243	24,771	(1.1)	.8
ATM revenue	7,598	7,688	7,970	(1.2)	(4.7)
Total banking fees	89,622	100,379	96,288	(10.7)	(6.9)
Leasing and equipment finance	12,651	16,298	12,134	(22.4)	4.3
Other	458	130	4,283	N.M.	(89.3)
Total fees and other revenue	102,731	116,807	112,705	(12.1)	(8.8)
Gains on securities	11,548	8,167	6,286	41.4	83.7
Visa share redemption	-	-	8,308	-	(100.0)
Total non-interest income	114,279	124,974	127,299	(8.6)	(10.2)
Total revenue	$259,692	$272,091	$270,128	(4.6)	(3.9)

Net interest margin(1)	3.66%	3.84%	3.84%
Fees and other revenue as a % of:
Total revenue	39.56	42.93	41.72
Average assets (1)	2.40	2.85	2.79

N.M.=Not Meaningful
(1) Annualized

Net Interest Income

•                  Net interest margin in the first quarter of 2009 was 3.66 percent, compared with 3.84 percent in both the first and fourth quarters of 2008. The decrease in net interest margin from the fourth quarter of 2008 was primarily due to record growth in average deposits of $1 billion, exceeding growth in average loans and leases of $353.1 million, resulting in excess liquidity being placed in low rate deposits with the Federal Reserve.  At March 31, 2009, TCF had $742.9 million on deposit with the Federal Reserve which is included in cash and due from banks.

•                  TCF purchased $600.1 million of short-term government sponsored enterprise debentures in late March and April of 2009 to minimize the negative effects of excess liquidity and improve net interest margin.

•                  Reductions in excess liquidity being placed on deposit with the Federal Reserve as a result of investments in short-term government sponsored enterprise debentures and the repayment of the Capital Purchase Program funds is expected to improve net interest margin and earnings per share going forward.

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Non-interest Income

•                  Banking fees and service charges were $57.1 million, down $6.5 million, or 10.2 percent, from the first quarter of 2008 and down $10.4 million, or 15.4 percent, from the fourth quarter of 2008 primarily due to lower transaction activity in deposit accounts.

•                  Card revenues totaled $25 million for the first quarter of 2009, essentially flat with the first quarter and fourth quarter of 2008. The flattening of growth in card revenue was primarily due to lower debit card spending, which is reflective of the current economic conditions.

•                  ATM revenue was $7.6 million, down $372 thousand, or 4.7 percent, from the first quarter of 2008 and flat with the fourth quarter of 2008 primarily due to fewer fee generating transactions on non-TCF ATM machines by TCF customers.

•                  Leasing and equipment finance revenues were $12.7 million for the first quarter of 2009, up $517 thousand, or 4.3 percent, from the first quarter of 2008 and down $3.6 million, or 22.4 percent, from the fourth quarter of 2008. The decline in leasing revenue from the fourth quarter of 2008 is primarily due to lower sales-type lease revenue which varies from period to period based on customer-driven events.

•                  Other non-interest income was $458 thousand, down $3.8 million from the first quarter of 2008. This decrease in other non-interest income is primarily due to TCF no longer selling investment and insurance products in the branches.

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Loans and Leases

Average Loans and Leases					Table 3

				Percentage Change
($ in thousands)	1Q 2009	4Q 2008	1Q 2008	1Q09 vs 4Q08	1Q09 vs 1Q08
Loans and leases:
Consumer real estate
First mortgage lien	$ 4,896,521	$ 4,866,309	$ 4,737,839	.6%	3.3%
Junior lien	2,399,178	2,423,873	2,366,396	(1.0)	1.4
Total consumer real estate	7,295,699	7,290,182	7,104,235	.1	2.7
Consumer other	39,539	43,620	44,006	(9.4)	(10.2)
Total consumer	7,335,238	7,333,802	7,148,241	-	2.6
Commercial real estate	2,998,516	2,895,935	2,566,415	3.5	16.8
Commercial business	499,756	522,636	543,688	(4.4)	(8.1)
Total commercial	3,498,272	3,418,571	3,110,103	2.3	12.5
Leasing and equipment finance	2,632,893	2,389,225	2,140,695	10.2	23.0
Inventory finance	28,475	158	-	N.M.	N.M.
Total Loans and Leases	$13,494,878	$13,141,756	$12,399,039	2.7	8.8

N.M. = Not meaningful

•                  Residential real estate loans, totaling $428.9 million at March 31, 2009, previously disclosed separately, are now included with the first lien consumer real estate loans due to the relatively small remaining balance and the run-off nature of the residential real estate portfolio.

•                  Average consumer real estate loan balances increased $191.5 million, or 2.7 percent, from the first quarter of 2008 and were relatively flat from the fourth quarter of 2008.  The flat growth rate from the fourth quarter of 2008 was due in part to declines in Michigan and the run-off of the residential real estate loan portfolio.

•                  At March 31, 2009, 67.5 percent of the consumer real estate loan portfolio was secured by first liens.

•                  Average commercial loan balances increased $388.2 million, or 12.5 percent, from the first quarter of 2008 and $79.7 million, or 2.3 percent, from the fourth quarter of 2008 as a result of increased opportunities in the marketplace.

•                  Average leasing and equipment finance balances increased $492.2 million from the first quarter of 2008 and $243.7 million from the fourth quarter of 2008 which included a $277.4 million portfolio purchase in the first quarter of 2009.  This purchased portfolio contributed $115.5 million to first quarter average balances.

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•                  Average inventory finance loans were $28.5 million for the first quarter.  On March 31, 2009, TCF Inventory Finance purchased $41.2 million of receivables.

•                  During the first quarter of 2009, TCF originated over $754 million of loans and leases.

Deposits

Average Deposits					Table 4

				Percentage Change
($ in thousands)	1Q 2009	4Q 2008	1Q 2008	1Q09vs 4Q08	1Q09vs 1Q08

Non-interest bearing deposits:
Retail	$ 1,428,453	$1,345,832	$1,415,379	6.1%	.9%
Small business	563,236	593,626	565,148	(5.1)	(.3)
Commercial and custodial	227,470	234,045	200,624	(2.8)	13.4
Total non-interest bearing	2,219,159	2,173,503	2,181,151	2.1	1.7
Interest-bearing deposits:
Interest-bearing checking	1,747,480	1,754,111	1,846,606	(.4)	(5.4)
Savings and money market	4,446,622	3,473,036	3,314,442	28.0	34.2
Subtotal	6,194,102	5,227,147	5,161,048	18.5	20.0
Certificates of deposit	2,463,405	2,448,815	2,500,362	.6	(1.5)
Total interest-bearing	8,657,507	7,675,962	7,661,410	12.8	13.0
Total deposits	$10,876,666	$9,849,465	$9,842,561	10.4	10.5

Average rate on deposits	1.49%	1.51%	1.99%

•                  At March 31, 2009, total deposits were a record $11.6 billion.

•                  Total average deposits increased a record $1 billion from the fourth quarter of 2008 primarily due to strong growth in checking and savings deposits.

•                  The average rate paid on deposits was 1.49 percent in the first quarter of 2009, relatively flat from the fourth quarter of 2008. The weighted average deposit rate was 1.40 percent at March 31, 2009 due to reductions in interest rates paid on certain deposit products.

•                  The number of checking accounts opened was up 43.7 percent in the first quarter of 2009 as compared to the first quarter of 2008.

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Non-interest Expense

Non-interest Expense					Table 5

				Percent Change
($ in thousands)	1Q 2009	4Q 2008	1Q 2008	1Q09 vs 4Q08	1Q09 vs 1Q08
Compensation and employee benefits	$ 86,190	$ 83,323	$ 88,718	3.4%	(2.8)%
Occupancy and equipment	32,047	32,503	32,413	(1.4)	(1.1)
Deposit account premiums	6,576	5,659	1,496	16.2	N.M.
Advertising and promotions	4,445	4,643	4,801	(4.3)	(7.4)
Operating lease depreciation	4,024	4,269	4,514	(5.7)	(10.9)
FDIC insurance premiums	3,795	1,706	421	122.5	N.M.
Other	37,131	47,707	39,679	(22.2)	(6.4)
Subtotal	174,208	179,810	172,042	(3.1)	1.3
Visa indemnification	-	-	(3,766)	-	(100.0)
Total non-interest expense	$174,208	$179,810	$168,276	(3.1)	3.5

N.M. = Not meaningful

•                  Compensation and benefits expenses continue to be well controlled and decreased $2.5 million, or 2.8 percent, from the first quarter of 2008 primarily due to headcount reductions and lower volume related incentives, partially offset by increases from the new inventory finance business.

•                  Compensation and benefits expenses increased $2.9 million, or 3.4 percent, from the fourth quarter of 2008 primarily due to a 4.3 percent reduction in salaries from headcount reductions being more than offset by increases in various benefits expenses which primarily includes a seasonal increase in payroll tax expenses.

•                  Deposit account premiums were $6.6 million for the 2009 first quarter, up $5.1 million from the first quarter of 2008 and up $917 thousand, or 16.2 percent, from the fourth quarter of 2008 due to new marketing campaigns resulting in record checking account production.

•                  FDIC insurance premiums were up $3.4 million from the first quarter of 2008 and up $2.1 million from the fourth quarter of 2008 primarily attributable to increased deposit insurance rates, increased deposit balances and no remaining credit from the FDIC as in 2008.  The FDIC has proposed a one-time special assessment of 10 bps on all assessable deposits as of June 30, 2009.  If imposed, approximately $12 million of additional FDIC insurance expense is expected to be recognized in the second quarter of 2009.

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•                  Other expenses decreased $2.5 million from the first quarter of 2008 primarily due to a $1.4 million decrease in deposit account losses, which reflects lower transaction activity in deposit accounts as well as improved loss mitigation programs.  Other expenses decreased $10.6 million from the fourth quarter of 2008 primarily due to decreases in foreclosed real estate expense and severance and separation costs.

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Credit Quality

Credit Quality Summary								Table 6
							Percent Change
($ in thousands)	1Q 2009		4Q 2008		1Q 2008		1Q09 vs 4Q08	1Q09 vs 1Q08
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 172,442		$ 158,978		$ 80,942		8.5%	113.0%
Charge-offs	(38,881)		(37,100)		(17,822)		4.8	118.2
Recoveries	3,943		3,514		4,275		12.2	(7.8)
Net charge-offs	(34,938)		(33,586)		(13,547)		4.0	157.9
Provision for credit losses	43,712		47,050		29,995		(7.1)	45.7
Balance at end of period	$ 181,216		$ 172,442		$ 97,390		5.1	86.1

Allowance as a percentage of period end loans and leases	1.31%		1.29%		.77%
Ratio of allowance to net charge offs(1)	1.3	X	1.3	X	1.8	X

Credit Loss Reserves
Allowance for loan and lease losses	$ 181,216		$ 172,442		$ 97,390		5.1	86.1
Reserves recorded in other liabilities	1,730		1,510		1,060		14.6	63.2
Reserves netted against portfolio asset balances	15,102		-		-		N.M.	N.M.
Total credit loss reserves	$ 198,048		$ 173,952		$ 98,450		13.9	101.2

Total credit loss reserves as a percentage of period end loans and leases	1.43%		1.30%		.78%
Ratio of total credit loss reserves to net charge offs(1)	1.4	X	1.3	X	1.8	X

Net Charge-offs as a Percentage of Average Loans and Leases(1)
Consumer real estate:
First mortgage lien	.86%		.84%		.36%
Junior lien	1.98		1.76		.84
Total consumer real estate	1.22		1.14		.52
Total consumer	1.29		1.32		.58
Commercial real estate	.49		.41		.07
Commercial business	2.39		2.01		.44
Leasing and equipment finance	.71		.64		.39
Inventory finance	-		-		-
Total	1.04		1.02		.44

Other Credit Quality Data
Delinquencies(2)
30+days	$ 178,475		$ 149,284		$ 104,337		19.6	71.1
60+days	82,270		79,470		46,947		3.5	75.2
90+days	38,344		37,619		23,538		1.9	62.9
Delinquencies as a percentage of Loan and lease portfolio(2):
30+days	1.31%		1.13%		.83%
60+days	.60		.60		.38
90+days	.28		.28		.19

Non-accrual loans and leases	$ 205,916		$ 172,518		$ 86,226		19.4	138.8
Real estate owned	70,748		61,665		47,815		14.7	48.0
Total non-performing assets	$ 276,664		$ 234,183		$ 134,041		18.1	106.4
Non-performing assets as a percentage of net loans and leases	2.03%		1.78%		1.07%

(1) Annualized
(2) Excludes non-accrual loans and leases							N.M. = Not meaningful

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At March 31, 2009, TCF’s:

•                  Allowance for loan and lease losses was $181.2 million, or 1.31 percent of loans and leases, up from $172.4 million, or 1.29 percent of loans and leases at December 31, 2008.

•                  Loans and leases include $15.1 million of valuation reserves for credit losses related to the $277.4 million leasing portfolio acquisition.

•                  Over-30-day delinquency rate was 1.31 percent, up from 1.13 percent at December 31, 2008 primarily due to increased delinquencies in commercial real estate and leasing and equipment finance.  The over-30-day delinquency rate excluding delinquencies from the $277.4 million portfolio acquisition was 1.25 percent at March 31, 2009.

•                  TCF’s over-60-day and over-90-day delinquency rates were unchanged from December 31, 2008.  During the first quarter of 2009, TCF completed 1,627 loan modifications and extensions on over $251 million of consumer real estate loans to help customers avoid home foreclosure.

•                  Non-accrual loans and leases increased $33.4 million, or 19.4 percent, from December 31, 2008 primarily due to increases for consumer and commercial real estate and leasing and equipment finance.

•                  Real estate owned increased $9.1 million, or 14.7 percent, from December 31, 2008 primarily due to an increase in consumer real estate properties.

For the quarter ended March 31, 2009, TCF’s:

•                  Provision for credit losses was $43.7 million, up from $30 million in the first quarter of 2008, primarily due to higher consumer real estate net charge-offs and the resulting portfolio reserve rate increases and increased leasing and equipment finance net charge-offs and related reserves.

•                  Net loan and lease charge-offs were $34.9 million, or 1.04 percent annualized, of average loans and leases, up from $13.5 million, or .44 percent annualized, of average loans and leases, in the same period of 2008, primarily due to a $13.2 million increase in consumer real estate net charge-offs and a $5.6 million increase in commercial net charge-offs.

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•                  Net loan and lease charge-offs were up 4 percent from the fourth quarter of 2008 due to increases in commercial net charge-offs that were provided for in 2008 and increases in leasing and equipment finance net charge-offs.

Income Taxes

•                  Income tax expense was 36.2 percent of pre-tax income for the first quarter of 2009, compared with  34 percent for the comparable 2008 period and 38.8 percent for the fourth quarter of 2008.

•                  The lower effective income tax rate for the first quarter of 2009, as compared with the fourth quarter of 2008, was primarily due to a net $599 thousand reduction in income tax expense for changes in uncertain tax positions and changes in state tax laws in the first quarter of 2009 and a $1.5 million charge recorded to income tax expense for distributions from the termination of the company’s deferred compensation plans in the fourth quarter of 2008.  Excluding these items, the effective income tax rates for the first quarter of 2009 and the fourth quarter of 2008 were 37.6 percent and 35.5 percent, respectively, reflecting higher state income taxes.

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Capital

Capital Information				Table 7
At period end
($ in thousands, except per-share data)	1Q 2009		1Q 2008
Total stockholders’ equity	$ 1,499,956		$ 1,129,870
Total stockholders’ equity to total assets	8.30%		6.90%
Book value per common share	$ 9.00		$ 8.94
Tangible common equity to assets	5.52%		5.97%

Risk-based capital
Tier 1	$ 1,460,157	11.20%	$ 980,270	8.34%
Total	1,819,420	13.95	1,278,720	10.87
Total stated “well-capitalized” requirement	1,303,972	10.00	1,176,003	10.00
Excess over stated “well-capitalized” requirement	515,448	3.95	102,717.87

•	TCF’s total risk-based capital at March 31, 2009 of $1.8 billion, or 13.95 percent of risk-weighted assets, is $515.4 million in excess of the stated “well-capitalized” requirement.

•

On April 22, 2009, TCF redeemed all of the 361,172 outstanding shares of its Fixed-Rate Cumulative Perpetual Preferred Stock, Series A, $.01 Par Value, plus a final pro rata dividend of $3.4 million. Since receiving the Capital Purchase Program funds on November 14, 2008, TCF paid the U.S. Department of the Treasury $7.9 million in dividends. TCF has the right to repurchase the common stock warrant issued to the U.S. Treasury under its Capital Purchase Program. If TCF does not repurchase the warrant, the U.S. Treasury is required by law to liquidate it.

•

At March 31, 2009, TCF’s tier 1 and total risk-based capital ratios, adjusted for the redemption of the Fixed-Rate Cumulative Perpetual Preferred Stock, were 8.43 percent and 11.18 percent, respectively.

•

In accordance with recently published banking industry guidance from the Federal Reserve Board, TCF reduced the regular quarterly cash dividend on common stock from 25 cents to 5 cents per share payable on May 29, 2009 to stockholders of record at the close of business on May 1, 2009.

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Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on April 23, 2009 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $18.1 billion in total assets. TCF has 449 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in the U.S. and Canada. For more information about TCF, please visit www.tcfbank.com.

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to, continued or deepening deterioration in general economic and banking industry conditions; continued increases in unemployment in TCF’s primary banking markets; limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act, as amended (“EESA”) or other related legislative and regulatory developments; the imposition of requirements with an adverse financial impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA,  or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legislative, regulatory or other changes affecting customer account charges and fee income; legislative changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; results of litigation, including potential class action litigation concerning TCF’s lending or deposit activities or employment practices and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended March 31,		Change
	2009	2008	$	%
Interest income:
Loans and leases	$209,377	$211,777	$(2,400)	(1.1)
Securities available for sale	25,701	28,279	(2,578)	(9.1)
Education loans held for sale	-	3,452	(3,452)	(100.0)
Investments and other	856	1,642	(786)	(47.9)
Total interest income	235,934	245,150	(9,216)	(3.8)
Interest expense:
Deposits	40,084	48,728	(8,644)	(17.7)
Borrowings	50,437	53,593	(3,156)	(5.9)
Total interest expense	90,521	102,321	(11,800)	(11.5)
Net interest income	145,413	142,829	2,584	1.8
Provision for credit losses	43,712	29,995	13,717	45.7
Net interest income after provision for credit losses	101,701	112,834	(11,133)	(9.9)
Non-interest income:
Fees and service charges	57,064	63,547	(6,483)	(10.2)
Card revenue	24,960	24,771	189.8
ATM revenue	7,598	7,970	(372)	(4.7)
Subtotal	89,622	96,288	(6,666)	(6.9)
Leasing and equipment finance	12,651	12,134	517	4.3
Other	458	4,283	(3,825)	(89.3)
Fees and other revenue	102,731	112,705	(9,974)	(8.8)
Visa share redemption	-	8,308	(8,308)	N.M.
Gains on securities	11,548	6,286	5,262	83.7
Total non-interest income	114,279	127,299	(13,020)	(10.2)
Non-interest expense:
Compensation and employee benefits	86,190	88,718	(2,528)	(2.8)
Occupancy and equipment	32,047	32,413	(366)	(1.1)
Deposit account premiums	6,576	1,496	5,080	N.M.
Advertising and promotions	4,445	4,801	(356)	(7.4)
Operating lease depreciation	4,024	4,514	(490)	(10.9)
FDIC insurance premiums	3,795	421	3,374	N.M.
Other	37,131	35,913	1,218	3.4
Total non-interest expense	174,208	168,276	5,932	3.5
Income before income tax expense	41,772	71,857	(30,085)	(41.9)
Income tax expense	15,125	24,431	(9,306)	(38.1)
Net income	26,647	47,426	(20,779)	(43.8)
Preferred stock dividends	5,185	-	5,185	N.M.
Net income available to common stockholders	$21,462	$47,426	$(25,964)	(54.7)

Net income per common share:
Basic	$.17	$.38	$(.21)	(55.3)
Diluted	.17	.38	(.21)	(55.3)

Dividends declared per common share	$.25	$.25	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	125,939	124,645	1,294	1.0
Diluted	125,939	125,120	819.7

N.M. Not meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change From
	March 31,	December 31,	March 31,	December 31,		March 31,
	2009	2008	2008	2008		2008
ASSETS

Cash and due from banks	$1,024,741	$342,380	$331,185	N.M.	%	N.M.	%
Investments	166,879	155,725	144,165	7.2		15.8
Securities available for sale	2,098,628	1,966,104	2,177,262	6.7		(3.6)
Education loans held for sale	-	757	223,333	(100.0)		(100.0)
Loans and leases:
Consumer real estate and other	7,363,436	7,363,583	7,291,015	-		1.0
Commercial real estate	3,039,480	2,984,156	2,596,050	1.9		17.1
Commercial business	493,943	506,887	535,014	(2.6)		(7.7)
Leasing and equipment finance	2,798,134	2,486,082	2,180,782	12.6		28.3
Inventory finance	100,624	4,425	-	N.M.		N.M.
Total loans and leases	13,795,617	13,345,133	12,602,861	3.4		9.5
Allowance for loan and lease losses	(181,216)	(172,442)	(97,390)	(5.1)		(86.1)
Net loans and leases	13,614,401	13,172,691	12,505,471	3.4		8.9
Premises and equipment, net	448,047	447,826	439,532	-		1.9
Goodwill	152,599	152,599	152,599	-		-
Other assets	577,046	502,275	396,817	14.9		45.4
Total assets	$18,082,341	$16,740,357	$16,370,364	8.0		10.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,101,540	$3,969,768	$4,288,960	3.3		(4.4)
Savings and money market	5,309,325	3,677,301	3,468,653	44.4		53.1
Subtotal	9,410,865	7,647,069	7,757,613	23.1		21.3
Certificates of deposit	2,236,338	2,596,283	2,599,456	(13.9)		(14.0)
Total deposits	11,647,203	10,243,352	10,357,069	13.7		12.5
Short-term borrowings	26,299	226,861	138,442	(88.4)		(81.0)
Long-term borrowings	4,311,568	4,433,913	4,414,644	(2.8)		(2.3)
Total borrowings	4,337,867	4,660,774	4,553,086	(6.9)		(4.7)
Accrued expenses and other liabilities	597,315	342,455	330,339	74.4		80.8
Total liabilities	16,582,385	15,246,581	15,240,494	8.8		8.8
Stockholders’ equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; 361,172 issued	349,007	348,437	-	.2		N.M.
Common stock, par value $.01 per share, 280,000,000 shares authorized; 130,410,951; 130,839,378 and 131,065,676 shares issued	1,304	1,308	1,311	(.3)		(.5)
Additional paid-in capital	315,025	330,474	349,392	(4.7)		(9.8)
Retained earnings, subject to certain restrictions	917,762	927,893	942,937	(1.1)		(2.7)
Accumulated other comprehensive income (loss)	4,391	(3,692)	(3,000)	N.M.		N.M.
Treasury stock at cost, 2,573,813; 3,413,855 and 4,752,480 shares, and other	(87,533)	(110,644)	(160,770)	(20.9)		(45.6)
Total stockholders’ equity	1,499,956	1,493,776	1,129,870.4			32.8
Total liabilities and stockholders’ equity	$18,082,341	$16,740,357	$16,370,364	8.0		10.5

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At March 31, 2009		At December 31, 2008		At March 31, 2008		Change from
	Allowance		Allowance		Allowance		Dec. 31,	Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2008	2008
Consumer real estate	$103,475	1.42%	$98,436	1.35%	$39,592.55%		7bps	87bps
Consumer other	2,519	4.53	2,664	4.31	1,893	3.07	22	146
Total consumer real estate and other	105,994	1.44	101,100	1.37	41,485.57		7	87
Commercial real estate	40,354	1.33	39,386	1.32	33,051	1.27	1	6
Commercial business	10,281	2.08	11,865	2.34	6,912	1.29	(26)	79
Leasing and equipment finance	24,140.86		20,058.81		15,942.73		5	13
Inventory finance	447.44		33.75		-	-	(31)	44
Total allowance for loan and lease losses	$181,216	1.31	$172,442	1.29	$97,390.77		2	54

Credit Loss Reserves

	At March 31, 2009		At December 31, 2008		At March 31, 2008		Change from
	Credit loss reserve		Credit loss reserve		Credit loss reserve		Dec. 31,	Mar. 31,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2008	2008
Allowance for loan and lease losses	$181,216	1.31%	$172,442	1.29%	$97,390.77%		2bps	54bps
Reserves recorded in other liabilities	1,730.01		1,510.01		1,060.01		-	-
Reserves netted against portfolio asset balances	15,102.11		-	-	-	-	11	11
Total credit loss reserves	$198,048	1.43	$173,952	1.30	$98,450.78		13	65

Net Charge-Offs

	Quarter Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2009	2008	2008	2008	2008	2008	2008
Consumer real estate
First mortgage lien	$10,477	$10,198	$8,841	$6,803	$4,211	$279	$6,266
Junior lien	11,849	10,664	9,469	7,205	4,973	1,185	6,876
Total consumer real estate	22,326	20,862	18,310	14,008	9,184	1,464	13,142
Consumer other	1,290	3,303	3,282	1,525	1,195	(2,013)	95
Total consumer real estate and other	23,616	24,165	21,592	15,533	10,379	(549)	13,237
Commercial real estate	3,640	2,958	2,694	5,736	466	682	3,174
Commercial business	2,981	2,631	65	2,308	597	350	2,384
Leasing and equipment finance	4,701	3,832	2,413	3,071	2,105	869	2,596
Inventory finance	-	-	-	-	-	-	-
Total	$34,938	$33,586	$26,764	$26,648	$13,547	$1,352	$21,391

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2009	2008	2008	2008	2008	2008		2008
Consumer real estate
First mortgage lien	.86%	.84%	.73%	.56%	.36%	2	bps	50	bps
Junior lien	1.98	1.76	1.56	1.19	.84	22		114
Total consumer real estate	1.22	1.14	1.00	.77	.52	8		70
Consumer other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total consumer real estate and other	1.29	1.32	1.17	.85	.58	(3)		71
Commercial real estate	.49	.41	.39	.86	.07	8		42
Commercial business	2.39	2.01	.05	1.74	.44	38		195
Leasing and equipment finance	.71	.64	.42	.55	.39	7		32
Inventory finance	-	-	-	-	-	-		-
Total	1.04	1.02	.82	.84	.44	2		60

Non-performing assets

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2009	2008	2008	2008	2008	2008		2008
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$82,082	$71,078	$52,633	$42,776	$31,403	$11,004		$50,679
Junior lien	11,373	11,793	12,433	9,654	7,434	(420)		3,939
Total consumer real estate	93,455	82,871	65,066	52,430	38,837	10,584		54,618
Consumer other	146	65	78	287	13	81		133
Total consumer real estate and other	93,601	82,936	65,144	52,717	38,850	10,665		54,751
Commercial real estate	67,264	54,615	46,011	38,404	34,300	12,649		32,964
Commercial business	11,857	14,088	16,356	1,306	2,350	(2,231)		9,507
Leasing and equipment finance	33,190	20,879	18,379	12,820	10,726	12,311		22,464
Inventory finance	4	-	-	-	-	4		4
Total non-accrual loans and leases	205,916	172,518	145,890	105,247	86,226	33,398		119,690
Other real estate owned:
Consumer real estate	45,633	38,632	34,101	35,269	30,415	7,001		15,218
Commercial real estate	25,115	23,033	20,078	19,843	17,400	2,082		7,715
Total other real estate owned	70,748	61,665	54,179	55,112	47,815	9,083		22,933
Total non-performing assets	$276,664	$234,183	$200,069	$160,359	$134,041	$42,481		$142,623

Non-performing assets as a percentage of net loans and leases	2.03%	1.78%	1.55%	1.25%	1.07%	25	bps	96	bps

(1) Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2009	2008	2008	2008	2008	2008	2008
30 days or more:
Consumer real estate
First mortgage lien	$97,447	$91,558	$80,291	$63,542	$60,246	$5,889	$37,201
Junior lien	18,432	24,086	20,074	14,818	15,378	(5,654)	3,054
Total consumer real estate	115,879	115,644	100,365	78,360	75,624	235	40,255
Consumer other	445	666	515	437	342	(221)	103
Total consumer real estate and other	116,324	116,310	100,880	78,797	75,966	14	40,358
Commercial real estate	9,503	3,199	15,732	17,877	7,888	6,304	1,615
Commercial business	1,118	874	531	2,167	527	244	591
Leasing and equipment finance	51,143	28,901	24,982	21,982	19,956	22,242	31,187
Inventory finance	387	-	-	-	-	387	387
Total 30 days or more	$178,475	$149,284	$142,125	$120,823	$104,337	$29,191	$74,138

Total 60 days or more	$82,270	$79,470	$69,927	$70,614	$46,947	$2,800	$35,323

Total 90 days or more	38,344	37,619	34,808	28,180	23,538	725	14,806

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2009	2008	2008	2008	2008	2008		2008
30 days or more:
Consumer real estate
First mortgage lien	2.01%	1.90%	1.67%	1.31%	1.26%	11	bps	75	bps
Junior lien	.78	1.00	.83	.61	.64	(22)		14
Total consumer real estate	1.61	1.60	1.39	1.08	1.05	1		56
Consumer other	.80	1.08	.73	.64	.55	(28)		25
Total consumer real estate and other	1.60	1.60	1.38	1.07	1.05	-		55
Commercial real estate	.32	.11	.56	.66	.31	21		1
Commercial business	.23	.18	.10	.39	.10	5		13
Leasing and equipment finance	1.85	1.17	1.08	.98	.92	68		93
Inventory finance	.38	-	-	-	-	38		38
Total 30 days or more	1.31	1.13	1.10	.94	.83	18		48

Total 60 days or more	.60	.60	.54	.55	.38	-		22

Total 90 days or more	.28	.28	.27	.22	.19	-		9

Potential Problem Loans and Leases (1) (2)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2009	2008	2008	2008	2008	2008	2008
Consumer real estate (3)	$24,877	$27,423	$23,844	$24,722	$15,120	$(2,546)	$9,757
Commercial real estate	176,277	137,332	100,028	100,288	36,172	38,945	140,105
Commercial business	35,826	27,127	30,619	49,809	34,787	8,699	1,039
Leasing and equipment finance	27,898	20,994	17,950	16,967	16,010	6,904	11,888
Inventory finance	-	-	-	-	-	-	-
	$264,878	$212,876	$172,441	$191,786	$102,089	$52,002	$162,789

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)	Consists of certain loans with restructured terms.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2009			2008
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments and other	$484,394	$856.71%		$150,659	$1,642	4.38%
Securities available for sale	2,012,467	25,701	5.11	2,140,951	28,279	5.28
Education loans held for sale	-	-	-	215,434	3,452	6.44
Loans and leases:
Consumer real estate:
Fixed-rate	5,477,467	88,806	6.57	5,501,201	93,520	6.83
Variable-rate	1,818,232	26,223	5.85	1,603,032	28,194	7.07
Consumer - other	39,539	822	8.43	44,008	980	8.96
Total consumer real estate and other	7,335,238	115,851	6.40	7,148,241	122,694	6.90
Commercial real estate:
Fixed- and adjustable-rate	2,410,335	36,284	6.11	1,975,344	31,244	6.36
Variable-rate	588,181	5,640	3.89	591,071	8,778	5.97
Total commercial real estate	2,998,516	41,924	5.67	2,566,415	40,022	6.27
Commercial business:
Fixed- and adjustable-rate	175,445	2,550	5.89	177,691	2,755	6.24
Variable-rate	324,311	2,386	2.98	365,997	5,373	5.90
Total commercial business	499,756	4,936	4.01	543,688	8,128	6.01
Leasing and equipment finance	2,632,893	46,051	7.00	2,140,695	40,933	7.65
Inventory finance	28,475	615	8.64	-	-	N.A.
Total loans and leases	13,494,878	209,377	6.27	12,399,039	211,777	6.86
Total interest-earning assets	15,991,739	235,934	5.96	14,906,083	245,150	6.60
Other assets	1,157,981			1,228,970
Total assets	$17,149,720			$16,135,053

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,428,453			$1,415,379
Small business	563,236			565,148
Commercial and custodial	227,470			200,624
Total non-interest bearing deposits	2,219,159			2,181,151
Interest-bearing deposits:
Interest-bearing checking	1,747,480	2,687.62		1,846,606	4,731	1.03
Savings and money market	4,446,622	19,249	1.76	3,314,442	17,760	2.16
Subtotal	6,194,102	21,936	1.44	5,161,048	22,491	1.76
Certificates of deposit	2,463,405	18,148	2.98	2,500,362	26,237	4.21
Total interest-bearing deposits	8,657,507	40,084	1.88	7,661,410	48,728	2.56
Total deposits	10,876,666	40,084	1.49	9,842,561	48,728	1.99

Borrowings:
Short-term borrowings	44,131	94.86		399,023	3,610	3.64
Long-term borrowings	4,366,782	50,343	4.67	4,414,630	49,983	4.55
Total borrowings	4,410,913	50,437	4.63	4,813,653	53,593	4.48
Total deposits and borrowings	15,287,579	90,521	2.40	14,656,214	102,321	2.81
Other liabilities	380,202			368,216
Total liabilities	15,667,781			15,024,430
Stockholders’ equity	1,481,939			1,110,623
Total liabilities and stockholders’ equity	$17,149,720			$16,135,053
Net interest income and margin		$145,413	3.66%		$142,829	3.84%

(1) Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008
Interest income:
Loans and leases	$209,377	$211,322	$210,651	$208,407	$211,777
Securities available for sale	25,701	25,232	28,577	28,858	28,279
Education loans held for sale	-	24	123	1,756	3,452
Investments and other	856	1,224	1,644	1,427	1,642
Total interest income	235,934	237,802	240,995	240,448	245,150
Interest expense:
Deposits	40,084	37,362	33,730	36,954	48,728
Borrowings	50,437	53,323	55,100	51,932	53,593
Total interest expense	90,521	90,685	88,830	88,886	102,321
Net interest income	145,413	147,117	152,165	151,562	142,829
Provision for credit losses	43,712	47,050	52,105	62,895	29,995
Net interest income after provision for credit losses	101,701	100,067	100,060	88,667	112,834
Non-interest income:
Fees and service charges	57,064	67,448	71,783	67,961	63,547
Card revenue	24,960	25,243	26,240	26,828	24,771
ATM revenue	7,598	7,688	8,720	8,267	7,970
Subtotal	89,622	100,379	106,743	103,056	96,288
Leasing and equipment finance	12,651	16,298	13,006	14,050	12,134
Other	458	130	3,296	4,398	4,283
Fees and other revenue	102,731	116,807	123,045	121,504	112,705
Gains on securities	11,548	8,167	498	1,115	6,286
Visa share redemption	-	-	-	-	8,308
Total non-interest income	114,279	124,974	123,543	122,619	127,299
Non-interest expense:
Compensation and employee benefits	86,190	83,323	84,895	84,267	88,718
Occupancy and equipment	32,047	32,503	31,832	31,205	32,413
Deposit account premiums	6,576	5,659	7,292	2,441	1,496
Advertising and promotions	4,445	4,643	5,017	4,689	4,801
Operating lease depreciation	4,024	4,269	4,215	4,460	4,514
FDIC insurance premiums	3,795	1,706	426	437	421
Other	37,131	47,707	43,911	41,230	35,913
Total non-interest expense	174,208	179,810	177,588	168,729	168,276
Income before income tax expense	41,772	45,231	46,015	42,557	71,857
Income tax expense	15,125	17,527	15,889	18,855	24,431
Net income	26,647	27,704	30,126	23,702	47,426
Preferred stock dividends	5,185	2,540	-	-	-
Net income available to common stockholders	$21,462	$25,164	$30,126	$23,702	$47,426

Net income per common share:
Basic	$.17	$.20	$.24	$.19	$.38
Diluted	.17	.20	.24	.19	.38

Dividends declared per common share	$.25	$.25	$.25	$.25	$.25

Financial Ratios:

Return on average assets (1)	.62%	.68%	.73%	.58%	1.18%
Return on average common equity (1)	7.58	9.00	11.11	8.57	17.08
Net interest margin (1)	3.66	3.84	3.97	4.00	3.84
Average total equity to average assets	8.64	7.93	6.61	6.76	6.88

(1) Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008

ASSETS

Cash and due from banks	$609,168	$297,252	$288,884	$280,606	$304,441
Investments	165,243	166,580	157,612	148,366	150,659
Securities available for sale	2,012,467	1,966,561	2,160,887	2,184,580	2,140,951
Education loans held for sale	-	1,876	12,516	123,457	215,434
Loans and leases:
Consumer real estate:
Fixed-rate	5,477,467	5,496,533	5,550,124	5,581,129	5,501,201
Variable-rate	1,818,232	1,793,650	1,758,458	1,702,824	1,603,032
Consumer - other	39,539	43,619	45,939	46,492	44,008
Total consumer real estate and other	7,335,238	7,333,802	7,354,521	7,330,445	7,148,241
Commercial real estate:
Fixed- and adjustable-rate	2,410,335	2,287,226	2,181,838	2,062,983	1,975,344
Variable-rate	588,181	608,709	594,992	593,409	591,071
Total commercial real estate	2,998,516	2,895,935	2,776,830	2,656,392	2,566,415
Commercial business:
Fixed- and adjustable-rate	175,445	171,687	167,079	157,740	177,691
Variable-rate	324,311	350,949	377,747	371,730	365,997
Total commercial business	499,756	522,636	544,826	529,470	543,688
Leasing and equipment finance	2,632,893	2,389,225	2,300,429	2,229,467	2,140,695
Inventory finance	28,475	158	-	-	-
Total loans and leases	13,494,878	13,141,756	12,976,606	12,745,774	12,399,039
Allowance for loan and lease losses	(174,364)	(160,662)	(140,362)	(102,126)	(84,048)
Net loans and leases	13,320,514	12,981,094	12,836,244	12,643,648	12,314,991
Premises and equipment	450,128	447,249	443,185	442,016	440,516
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	439,601	394,024	359,632	398,582	415,462
	$17,149,720	$16,407,235	$16,411,559	$16,373,854	$16,135,053

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,428,453	$1,345,832	$1,409,855	$1,464,237	$1,415,379
Small business	563,236	593,626	597,894	577,510	565,148
Commercial and custodial	227,470	234,045	253,900	238,779	200,624
Total non-interest bearing deposits	2,219,159	2,173,503	2,261,649	2,280,526	2,181,151
Interest-bearing deposits:
Interest-bearing checking	1,747,480	1,754,111	1,837,540	1,883,948	1,846,606
Savings and money market	4,446,622	3,473,036	3,421,464	3,493,213	3,314,442
Subtotal	6,194,102	5,227,147	5,259,004	5,377,161	5,161,048
Certificates of deposit	2,463,405	2,448,815	2,469,327	2,471,216	2,500,362
Total interest-bearing deposits	8,657,507	7,675,962	7,728,331	7,848,377	7,661,410
Total deposits	10,876,666	9,849,465	9,989,980	10,128,903	9,842,561
Borrowings:
Short-term borrowings	44,131	454,202	429,861	363,302	399,023
Long-term borrowings	4,366,782	4,435,730	4,567,706	4,419,821	4,414,630
Total borrowings	4,410,913	4,889,932	4,997,567	4,783,123	4,813,653
Accrued expenses and other liabilities	380,202	366,063	339,304	355,187	368,216
Total liabilities	15,667,781	15,105,460	15,326,851	15,267,213	15,024,430
Stockholders’ equity:
Preferred stock	348,727	183,981	-	-	-
Common stock	1,305	1,309	1,309	1,311	1,312
Additional paid-in capital	319,872	328,078	336,127	347,043	351,447
Retained earnings	914,972	924,456	927,939	935,184	926,497
Accumulated other comprehensive loss	(5,745)	(13,896)	(36,468)	(19,748)	(5,715)
Treasury stock at cost and other	(97,192)	(122,153)	(144,199)	(157,149)	(162,918)
	1,481,939	1,301,775	1,084,708	1,106,641	1,110,623
	$17,149,720	$16,407,235	$16,411,559	$16,373,854	$16,135,053

-more-

TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2009	2008	2008	2008	2008

ASSETS

Investments and other	.71%	2.93%	4.16%	3.86%	4.38%
Securities available for sale	5.11	5.13	5.29	5.28	5.28
Education loans held for sale	-	5.09	3.91	5.72	6.44
Loans and leases:
Consumer real estate:
Fixed-rate	6.57	6.63	6.70	6.74	6.83
Variable-rate	5.85	6.00	6.19	6.26	7.07
Consumer - other	8.43	8.57	8.34	8.60	8.96
Total consumer real estate and other	6.40	6.48	6.59	6.64	6.90
Commercial real estate:
Fixed- and adjustable-rate	6.11	6.14	6.13	6.21	6.36
Variable-rate	3.89	4.87	4.97	5.04	5.97
Total commercial real estate	5.67	5.87	5.88	5.95	6.27
Commercial business:
Fixed- and adjustable-rate	5.89	5.65	5.63	6.20	6.24
Variable-rate	2.98	4.44	4.59	4.86	5.90
Total commercial business	4.01	4.83	4.91	5.26	6.01
Leasing and equipment finance	7.00	7.15	7.14	7.38	7.65
Inventory finance	8.64	10.13	-	-	-
Subtotal	6.27	6.41	6.47	6.57	6.86
Total loans and leases	6.27	6.41	6.47	6.57	6.86

Total interest-earning assets	5.96	6.20	6.27	6.35	6.60

LIABILITIES

Interest-bearing deposits:
Interest-bearing checking	.62	.67	.54	.60	1.03
Savings and money market	1.76	1.79	1.45	1.48	2.16
Subtotal	1.44	1.41	1.13	1.17	1.76
Certificates of deposit	2.98	3.05	3.02	3.47	4.21
Total interest-bearing deposits	1.88	1.94	1.74	1.89	2.56
Total deposits	1.49	1.51	1.34	1.47	1.99

Borrowings:
Short-term borrowings	.86	.97	2.13	2.19	3.64
Long-term borrowings	4.67	4.69	4.60	4.54	4.55
Total borrowings	4.63	4.34	4.39	4.37	4.48

Total interest-bearing liabilities	2.81	2.87	2.78	2.83	3.30

Net interest margin	3.66%	3.84%	3.97%	4.00%	3.84%

(1) Annualized

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